Exhibit 99.1

Aldeyra Therapeutics, Inc. Proposes Public Offering of Common Stock

LEXINGTON, Mass., February 13, 2017 – Aldeyra Therapeutics, Inc. (Nasdaq:ALDX) (Aldeyra), a biotechnology company focused on the development of products to treat diseases related to aldehydes, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Aldeyra also expects to grant the underwriters a 30-day option to purchase additional shares of common stock. All of the shares in the offering are to be sold by Aldeyra, with net proceeds to be used for the continued development of Aldeyra’s lead compound, ADX-102, and other product candidates, including further clinical testing of ADX-102, as well as for research and development activities, working capital and other general corporate purposes.

Stifel and Canaccord Genuity are acting as joint book-running managers and Laidlaw & Company (UK) Ltd. is acting as the lead manager for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on September 1, 2015. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained by sending a request to: Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by calling (415) 364-2500, or by email at syndprospectus@stifel.com; or by contacting Canaccord Genuity Inc., Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts 02110, by telephone at (617) 371-3900, or by email at prospectus@canaccordgenuity.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Aldeyra Therapeutics, Inc.

Aldeyra Therapeutics, Inc. is a biotechnology company devoted to improving lives by inventing, developing and commercializing products that treat diseases thought to be related to endogenous aldehydes, a naturally occurring class of pro-inflammatory and toxic molecules. Aldeyra’s lead product candidate, ADX-102, is an aldehyde trap in development for ocular inflammation, as well as for Sjögren-Larsson Syndrome and Succinic Semi-Aldehyde Dehydrogenase Deficiency, two inborn errors of aldehyde metabolism. Aldeyra’s product candidates have not been approved for sale in the U.S. or elsewhere.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements regarding the proposed public offering and use of proceeds thereof. These forward-looking statements are subject to a number of risks, including the satisfaction of customary closing conditions related to the proposed public offering and the risk factors set forth from time to time in Aldeyra’s SEC filings, including but not limited to the risks that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2015, and Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which are on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be set forth in Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2016, to be filed with the SEC in the first quarter of 2017. In addition to the risks described above and in Aldeyra’s other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

CONTACT:

Corporate Contact:

Stephen Tulipano

Aldeyra Therapeutics, Inc.

Tel: +1 781-761-4904 Ext. 205

stulipano@aldeyra.com

Investor Contact:

Chris Brinzey

Westwicke Partners

Tel: +1 339-970-2843

chris.brinzey@westwicke.com

Media Contact:

Cammy Duong

MacDougall Biomedical Communications

Tel: +1 781-591-3443

cduong@macbiocom.com

Source: Aldeyra Therapeutics, Inc.